Exhibit 10.18

STOCK APPRECIATION RIGHTS AGREEMENT

UNDER

FREQUENCY ELECTRONICS, INC.

2005 STOCK AWARD PLAN

This AGREEMENT dated this   XXth     day of _______ 20XX, is made between FREQUENCY ELECTRONICS, INC., (“FEI”) a Delaware Corporation, with offices at 55 Charles Lindbergh Boulevard, Mitchel Field, New York, 11553, and (“Recipient”).

W I T N E S S E T H

WHEREAS, pursuant to the Frequency Electronics, Inc. 2005 Stock Award Plan adopted by the Shareholders of FEI on September 29, 2005 (“Plan”), FEI desires to grant certain Stock Appreciation Rights (“SAR”) in FEI’s $1.00 par value common stock (shares) to Recipient; and

WHEREAS, Recipient is an Eligible Participant as defined in the Plan; and

WHEREAS, FEI desires to provide Recipient with incentives to serve in this capacity by providing Recipient with an opportunity to receive a proprietary interest in FEI;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, it is agreed as follows:

1-	The grant date of SAR is the XXth day of ______, 20XX

2-	The grant price of SAR is $XX.XX on X,000 shares.

3-

FEI hereby grants to Recipient X,000 SARs, each representing the right to receive shares of FEI common stock based upon the formula specified in paragraph 6 below. The Recipient may exercise this right on dates as stated in paragraph 7, below (“exercise dates”) and prior to the termination of the SAR under paragraph 8 below.

4-	The Initial Value of each SAR will be the closing price of FEI common stock on the NASDAQ Global Market on the grant date, as specified above.

5-

The Appreciated Value of each SAR will be the closing price of FEI common stock on the NASDAQ Global Market on any date following the grant date less the Initial Value of the SAR (see paragraph 4 above.)

6-

On the exercise date, Recipient will be entitled to receive a total number of shares calculated by (i) multiplying the Appreciated Value of the SAR as of the exercise date (see paragraph 5, above) by the number of SARs being exercised on that exercise date, and (ii) dividing the amount in (i) by the closing price of FEI common stock on the NASDAQ Global Market on the exercise date. The value of fractional shares, if any, will be paid in cash.

7-	Subject to earlier termination or forfeiture as provided below and in the Plan, the number of SARs that vest and may be exercised shall be determined, as follows:

(i)	as to not more than 25% of the SARs upon the expiration of one year from the grant date of the SARs;

(ii)	as to not more than 50% of the SARs upon the expiration of two years from the grant date of the SARs;

(iii)	as to not more than 75% of the SARs upon the expiration of three years from the grant date of the SARs;

(iv)	and as to the total of SARs at any time after the expiration of four years from the grant date of the SARs.

The foregoing rights shall be cumulative so that Recipient may exercise the SAR available from prior years in any succeeding years until the SARs terminate pursuant to Section.

8-

(a) The portion of the SARs that is not exercisable pursuant to paragraph 7 above on or before the date on which the Recipient’s Continuous Service terminates shall terminate and be cancelled on the date on which the Recipient’s Continuous Service terminates.

(b) The portion of the SARs that is vested and exercisable under paragraph 7 above on or before the date on which the Recipient’s Continuous Service terminates shall automatically and without notice terminate and cease to be exercisable unless exercised on or before the earliest to occur of the following:

(i)

unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Recipient’s Continuous Service is terminated other than by reason of (A) by the Company or a Related Entity for Cause, (B) a Disability of the Recipient as determined by a medical doctor satisfactory to the Committee, (C) the death of the Recipient, or (D) the Recipient’s voluntary termination of Continuous Service on or after the date on which the Recipient has attained age 65 and completed at least 10 years of Continuous Service (whether or not consecutive);

(ii)	immediately upon the termination of the Recipient’s Continuous Service by the Company or a Related Entity for Cause;

(iii)

twelve months after the date on which the Recipient’s Continuous Service is terminated by reason of the Recipient’s death, Disability as determined by a medical doctor satisfactory to the Committee, or Retirement; or

(iv)	the tenth anniversary of the grant date.

9-

The SAR granted hereunder is pursuant to the Plan which is incorporated herein by reference and by executing this Agreement, Recipient agrees to be bound by all of the terms and provisions of the Plan, as amended, and all rules and regulations adopted by FEI, as if the terms and provisions of all of the foregoing had been set forth at length in this Agreement. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

10-

Interpretation/Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Recipient accepts the SARs subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

11-

Without in any way limiting the applicability of the Plan, as amended, and all rules and regulations adopted by FEI, the SAR granted hereunder shall terminate and be forfeited upon the conditions so specified in the Plan.

12-

The SARs or any part thereof, are to be exercised by giving written notice, to FEI at its principal office, specifying the number of SARs being exercised. FEI shall thereafter issue certificates representing the number of shares to be issued as a result of such exercise, calculated in the manner stated in the preceding paragraphs, and forward them to Recipient.

13-

Recipient will incur an income and employment tax obligation when the SARs, or any portion thereof, are exercised. Exercise of the SARs is contingent upon the Recipient’s payment, or making arrangements satisfactory to FEI in its sole discretion, of income and employment taxes resulting from exercise of the SAR that FEI is required to withhold. FEI can assist with arrangements such as automatic payroll deductions or other accepted methods to pay Recipient’s income tax obligations.

14-

The SAR granted hereunder and the rights and privileges conferred by this Agreement on Recipient shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise by Recipient, except pursuant to the last Will and Testament of Recipient or under the Laws of Descent and Distribution. This Agreement shall be binding upon and inure to the benefit of Recipient, the legal representatives of Recipient’s estate, any transferee of Recipient’s estate or any person specifically designated in Recipient’s Last Will and Testament and to no other person.

15-

No rights or privileges of a stockholder of FEI in respect of any of the shares issuable upon the exercise of all or any part of these SARs shall inure to Recipient or any other persons entitled to exercise the SAR as herein provided, unless and until certificates representing such shares (or other indicia of ownership of such shares) shall have been issued and delivered.

16-

This Agreement, and the Plan, constitute the entire understanding of the parties and may not be altered, amended, abandoned, waived or discharged except by a further agreement in writing, approved by the Board of Directors of FEI and executed with the same formality hereof.

17-	This Agreement shall be interpreted and governed in accordance with the laws of the State of New York.

18-	This Agreement shall be binding upon and inure to the benefit of FEI, its successors and assigns.

19-	No Right to Continued Employment. Neither the SARs nor this Agreement shall confer upon the Recipient any right to continued employment or service with the Company or any Related Entity.

20-	Recipient acknowledges receipt of a copy of the Plan, as amended, as of the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

BY:________________________
Stanton Sloane President and Chief Executive Officer

_______________________
XXXX XXXXXXX Recipient